Exhibit 4.6

TRANCHE C

COMMON SHARE PURCHASE WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANTS TO PURCHASE COMMON SHARES OF

CANOPY GROWTH CORPORATION

Warrant Certificate Number:	Number of Warrants:

2019 – C-1	12,818,148

Date:

June 27, 2019

Effective as of the date hereof, this Warrant Certificate amends, re-evidences, restates, replaces and supersedes 12,818,148 common share purchase warrants issued by the Company to the Holder (as each such term is defined below) pursuant to the tranche B common share purchase warrant dated November 1, 2018 (the “Original Warrant Certificate”).

THIS CERTIFIES THAT, for value received, CBG Holdings LLC (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the Exercise Price, one fully paid, validly issued and non-assessable Common Share for each Warrant vested and exercisable under this Warrant Certificate, by surrendering to the Company, at its principal office at 1 Hershey Drive, Smith Falls, Ontario, K7A 0A8, this Warrant Certificate, together with a Subscription Form, duly completed and executed, and immediately available funds by wire transfer of lawful money of Canada payable to or to the order of the Company for an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time, this Warrant Certificate and all rights hereunder shall be void and of no value.

1.	Defined Terms

Capitalized terms used in this Warrant Certificate, including the preamble, shall have the following meanings:

“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time.

“Affiliate” means, with respect to any Person, any Person now or hereafter existing, directly or indirectly, Controlled by, Controlling, or under common Control with, such Person, whether on or after the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Smiths Falls, Ontario are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Capital Reorganization” has the meaning ascribed to such term in Section 10(a)(iv).

“Common Share” means a common share in the capital of the Company or such other shares or other securities into which such common share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” means Canopy Growth Corporation, a corporation existing under the federal laws of Canada, and its successors and assigns.

“Consent Agreement” means the consent agreement between the Holder and the Company dated

April 18, 2019.

“Control” means:

(a)

in relation to a corporation, the direct or indirect beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the Company where such voting rights are sufficient to elect a majority of the directors of the Company;

(b)	in relation to a Person that is a partnership, limited liability company or joint venture, the direct or indirect beneficial ownership at the relevant time of more than 50% of the ownership interests of the partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture; and

(c)	in relation to a trust, the direct or indirect beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who directly or indirectly Controls a Controlled Person or entity shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person or entity, and so on.

“Current Market Price” means, at the relevant time of reference, the price per share equal to the volume-weighted average trading price of the Common Shares on the TSX for the five Trading Days immediately preceding the relevant record date.

“Exercise Price” means, at the time of exercise, the Current Market Price, as may be adjusted in accordance with Section 5.

“Expiry Time” means 5:00 p.m. (Toronto time) on November 1, 2026.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof.

“Repurchase Period” means the period commencing on April 18, 2019 and ending on the date that is 24 months after the date that all of the Tranche A Warrants have been exercised by the Holder.

“Rights Offering” has the meaning ascribed to such term in Section 10(a)(ii).

“Rights Period” has the meaning ascribed to such term in Section 10(a)(ii).

“Special Distribution” has the meaning ascribed to such term in Section 10(a)(iii).

“Subscription Form” means the form of subscription annexed hereto as Schedule “A”.

“Trading Day” means a day on which the TSX is open for business.

“Tranche A Warrants” means the 88,472,861 Common Share purchase warrants represented by the tranche A amended and restated warrant certificate issued by the Company to the Holder on the date hereof.

“Tranche B Warrants” means the 38,454,444 Common Share purchase warrants represented by the tranche B amended and restated warrant certificate issued by the Company to the Holder on the date hereof.

“Tranche B Warrant Certificate” means the warrant certificate representing the Tranche B Warrants.

“TSX” means the Toronto Stock Exchange.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“U.S. Person” means “U.S. person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means United States Securities Act of 1933, as amended.

“Warrants” means the tranche C Common Share purchase warrants represented by this Warrant Certificate.

2.	Vesting of Warrants

The Warrants represented by this Warrant Certificate shall vest and become immediately exercisable once all Tranche A Warrants have been exercised in accordance with their terms, and shall remain exercisable by the Holder, in whole or in part at any time, and from time to time, thereafter and prior to the Expiry Time.

3.	Exercise of Warrants
(a)

Subject to Section 2, the rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form duly executed, at the principal office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 (or such other office of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time and from time to time during the period within which the rights represented by this Warrant Certificate may be exercised) and upon payment to or to the order of the Company of immediately available funds by wire transfer of lawful money of Canada in an amount equal to the Exercise Price per Common Share multiplied by the aggregate number of Common Shares to be issued on such exercise of this Warrant (as such amount may be adjusted in accordance with Section 5). In the event that the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Holder shall be entitled to receive a replacement Warrant Certificate, without charge, representing the unexercised balance of the Warrants as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

(b)

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as the registered owner of such Common Shares as of the close of business on the date on which both this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid. Certificates for the Common Shares so purchased shall be delivered to the Holder as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

4.	Ability to Exercise

Subject to Section 2, the Warrants may be exercised in whole or in part at any time and from time to time prior to the Expiry Time. After the Expiry Time, all rights under any outstanding Warrants evidenced hereby, in respect of which the rights of subscription and purchase herein provided for shall not have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

5.	Exercise Price Credit

If, for any reason, the Company has not within the Repurchase Period, purchased for cancellation Common Shares required to be purchased pursuant to section 2.3 of the Consent Agreement, the Company hereby agrees and acknowledges that the Holder will be credited an amount (the “Credit Amount”) that will reduce the aggregate exercise price otherwise payable by the Holder upon each exercise of the Warrants represented by this Warrant Certificate equal to the difference between:

(a)	$1,582,995,262; and
(b)	the actual purchase price paid by the Company in purchasing Common Shares pursuant to section 2.3 of the Consent Agreement.
6.	No Fractional Common Shares

No fractional Common Shares will be issuable upon any exercise of the Warrants and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

7.	Not a Shareholder

The holding of the Warrants shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in this Warrant Certificate.

8.	Covenants and Representations of the Company

The Company covenants and agrees as follows:

(a)	this Warrant Certificate is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;
(b)

all Common Shares which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, except with respect to any applicable withholding taxes; and

(c)

during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

9.	Covenant of the Holder
(a)

The Holder covenants and agrees that in respect of each Common Share purchased by the Holder or any affiliate of the Holder, including Greenstar Canada Investment Limited Partnership and Constellation Brands, Inc. and its Subsidiaries (as defined in National Instrument 45-106 – Prospectus Exemptions), (i) on the TSX, the NYSE or any other stock exchange, marketplace or trading market on which the Common Shares are then listed; or (ii) through private agreement transactions with existing holders of Common Shares, the number of Warrants represented by this Warrant Certificate shall be reduced by the number of Common Shares so acquired (up to an aggregate maximum reduction of 12,818,148 Common Shares less the number of Common Shares, if any, by which the Tranche B Warrants have been reduced pursuant to section 9(a) of the Tranche B Warrant Certificate).

(b)	At the time of exercise of the Warrants, the Holder shall confirm the number of Common Shares purchased as contemplated by Section 9(a).
(c)

For certainty, the aggregate reduction in the number of Warrants represented by this Warrant Certificate pursuant to Section 9(a) hereof and in the number of Tranche B Warrants represented by the Tranche B Warrant Certificate pursuant to section 9(a) thereof shall not exceed 20,000,000 Warrants.

(d)

The Holder shall have the right, but not the obligation, to surrender this Warrant Certificate at the principal office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 (or such other office of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time and from time to time during the period within which the rights represented by this Warrant Certificate may be exercised) and, if the Holder exercises such right, the Holder shall thereafter be entitled to receive a replacement Warrant Certificate, without charge, representing the reduced balance of the Warrants as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so surrendered and cancelled. If the Holder does not exercise such right, this Warrant Certificate shall continue to evidence in full the Warrants and the number of Warrants indicated on the cover page of this Warrant Certificate shall be deemed to be reduced by the number of Warrants contemplated by Section 9(a) hereof.

10.	Anti-Dilution Protection
(a)

The Exercise Price and the number of Common Shares issuable to the Holder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(i)	If at any time during the Adjustment Period the Company shall:
(A)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a share dividend;
(B)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(C)	subdivide the outstanding Common Shares into a greater number of Common Shares; or
(D)	consolidate the outstanding Common Shares into a smaller number of Common Shares,

(any of such events in subsections (A), (B), (C) and (D) above being called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and
(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date or effective date, as the case may be).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 10(a)(i) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(ii)

If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be the aggregate of:
(1)	the number of Common Shares outstanding on the record date for the Rights Offering, and
(2)	the quotient determined by dividing
I.

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

II.	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and
(B)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 10(a)(ii), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 10(a)(ii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 10(a)(ii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:
(A)	shares of the Company of any class other than Common Shares;

(B)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least the Current Market Price of the Common Shares on such record date);

(C)	evidences of indebtedness of the Company; or
(D)	any property or assets of the Company;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(1)	the numerator of which shall be the difference between:
I.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and
II.

the fair value, as determined in good faith by the directors of the Company, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(2)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 10(a)(iii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 10(a)(iii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:
(A)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(B)

a consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(C)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(v)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Sections 10(a)(i) or 10(a)(iii) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(b)	The following rules and procedures shall be applicable to adjustments made pursuant to Section 10(a) of this Warrant Certificate:
(i)

subject to the following sections of this Section 10(b), any adjustment made pursuant to Section 10(a) of this Warrant Certificate shall be made successively whenever an event referred to therein shall occur;

(ii)

no adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one percent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this Section 10(b)(ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Section 10(a) of this Warrant Certificate, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Common Shares);

(iii)

if at any time during the Adjustment Period the Company shall take any action affecting the Common Shares, other than an action or event described in Section 10(a) of this Warrant Certificate, which in the opinion of the directors of the Company would have an adverse effect upon the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable under the Warrants shall, subject to any necessary regulatory approval, be adjusted in such manner and at such time as the directors of the Company may determine to be equitable in the circumstances, provided that no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof;

(iv)

if the Company sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable under the Warrants shall be required by reason of the setting of such record date;

(v)

no adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants shall be made in respect of any event described in Section 10 of this Warrant Certificate if (subject to TSX and NYSE approval) the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event. Any such participation by the Holder is subject to regulatory approval; and

(vi)

in any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in Section 10(a) hereof, the Company may defer, until the occurrence of such event:

(A)

issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(B)	delivering to the Holder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(c)

At least 10 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Section 10(c) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 10 day period.

(d)

In connection with any: (i) reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than as set forth in this Section 10; (ii) consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities (including, without limitation, pursuant to a “take-over bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares); or (iii) sale, transfer or lease to another corporation of all or substantially all the property or assets of the Company, the Holder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reclassification, redesignation, consolidation, amalgamation, arrangement, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Holder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. If necessary, as a result of any actions contemplated by this paragraph, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

11.	U.S. Registration

This Warrant and the Common Shares issuable upon exercise of this Warrant have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, this Warrant may not be transferred or exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and, if required by the Company, the holder of this Warrant has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect, as applicable.

12.	Authorized Shares

As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 10 of this Warrant Certificate, the Company shall take any action which may be necessary in order that the Company has issued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Common Shares (or other shares and securities, if applicable) which the Holder of the Warrants is entitled to receive on the exercise hereof.

13.	Mutilated or Missing Warrant Certificate

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new warrant certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

14.	Merger and Successors
(a)

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other Person or Persons, or a conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any Person lawfully entitled to acquire and operate same, provided, however, that the Person formed by such consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all of the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

(b)

In case the Company, pursuant to Section 14(a), shall be consolidated, amalgamated or merged with or into any other Person or Persons or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other Person, the successor Person formed by such consolidation, amalgamation or arrangement, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate as may be appropriate in view of such amalgamation, arrangement, merger or transfer.

15.	Amendment

This Warrant Certificate may only be amended with the prior written consent of the Company and the Holder.

16.	Severability

If any term or other provision of this Warrant Certificate is invalid, illegal or incapable of being enforced under any applicable law or as a matter of public policy, all other conditions and provisions of this Warrant Certificate shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Holder shall negotiate in good faith to modify this Warrant Certificate so as to effect the original intent of the Company and the Holder as closely as possible in a mutually acceptable manner in order that the provisions of this Warrant Certificate be consummated as originally contemplated to the greatest extent possible.

17.	Governing Law

This Warrant Certificate shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein irrespective of the choice of laws principles.

18.	Transferability

Subject only to applicable securities laws, the Warrants represented by this Warrant Certificate are transferable by the Holder to any of its Affiliates and the term “Holder” shall mean and include any successor, transferee or assignee of the current or any future Holder. The Warrants represented by this Warrant Certificate may be transferred by the Holder completing and delivering to the Company the transfer form attached hereto as Schedule “B”. For greater certainty, the Warrants represented by this Warrant Certificate are not transferrable except as described in this Section 18 or with the prior written consent of the Company.

19.	Enurement

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

20.	Notice

All notices, requests, claims, demands and other communications under this Warrant Certificate shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the Holder and the Company at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 20):

(a)	if to the Holder at:

c/o Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

Attention: General Counsel

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario M5X 1B8

Attention: Emmanuel Pressman and James R. Brown

(b)	if to the Company at:

1 Hershey Drive,

Smiths Falls, ON K7A 0A8

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP

40 King Street West, Suite 2100

Toronto, Ontario M5H 3C2

Attention: Jonathan Sherman

21.	Further Assurances

The Company shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Holder may reasonably require from time to time for the purpose of giving effect to this Warrant Certificate and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Warrant Certificate.

22.	Currency

All dollar amounts referred to in this Warrant Certificate are in Canadian dollars.

[Signature page follows]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized signatory effective as of the date first written above.

CANOPY GROWTH CORPORATION

By:	/s/ Phil Shaer
Name: Phil Shaer
Title: Chief Legal Officer

ACKNOWLEDGEMENT

IN WITNESS WHEREOF, the Holder hereby acknowledges, confirms and consents to the amendment and restatement of the Original Warrant Certificate as set out in this Amended and Restated Warrant Certificate.

CBG HOLDINGS LLC

By:	/s/ Garth Hankinson
Name: Garth Hankinson
Title: President

SCHEDULE “A”

SUBSCRIPTION FORM

TO:     CANOPY GROWTH CORPORATION

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Canopy Growth Corporation (the “Company”).

The undersigned hereby exercises the right to acquire                         Common Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the Exercise Price in full for the said number of Common Shares.

The undersigned hereby confirms that an aggregate of                         Common Shares have been purchased as contemplated by Section 9(a) of the Warrant Certificate.

(Please check the ONE box applicable):

☐	A.

The undersigned holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a U.S. Person (iii) is not exercising the Warrant on behalf of a U.S. Person or a person in the United States; and (iv) did not execute or deliver this exercise form in the United States.

☐	B.

The undersigned holder (i) purchased the Warrants for its own account or the account of another “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (“Accredited Investor”); (ii) is exercising the Warrants solely for its own account or for the account of such other Accredited Investor; (iii) each of it and such other person, if any, was an Accredited Investor on the date the Warrants were acquired and is an Accredited Investor on the date of exercise of the Warrants; and (iv) the representations and warranties made by the holder or any beneficial purchaser, as the case may be, to the Company in connection with the acquisition of the Warrants remain true and correct on the date hereof.

☐	C.

The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The Common Shares are to be issued, registered and delivered as follows:

Name:

Address in full:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this                    day of                                     , 20      .

Signature Guaranteed	(Signature of Warrantholder)
(if required)
Print full name

Print full address

Note:

The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares issuable upon exercise of the Warrants will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. Certificates representing such Common Shares will not be registered or delivered to an address in the United States unless Box B or Box C above is checked. If Box C is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrant should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

If Box B or Box C is checked, any certificate representing the Common Shares issued upon exercise of this Warrant will bear an applicable United States restrictive legend.

Instructions:

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

The signature on this Subscription Form must correspond in every particular with the name shown on the face of the Warrant Certificate without alteration or any change whatsoever or this Subscription Form must be signed by a duly authorized signing officer of the Holder. If this Subscription Form is signed by a duly authorized signing officer of the Holder, the Warrant Certificate must be accompanied by evidence of authority to sign.

If the Subscription Form indicates that Common Shares are to be issued to a Person or Persons other than the registered holder of the Warrant Certificate or an affiliate of such registered holder, the endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, or a member of a recognized Securities Transfer Agents Medallion Program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “Signature Guarantee”, or “Signature Medallion Guaranteed” or in accordance with industry standards.

The certificates will be mailed by registered mail to the Holder(s) at the address(es) appearing in this Subscription Form. If any Warrants represented by this certificate are not being exercised, a new Warrant Certificate will be issued and delivered to the Holder with the Common Share certificates in accordance with the provisions of the Warrant Certificate.

SCHEDULE “B”

TRANSFER FORM

TO:     CANOPY GROWTH CORPORATION

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________________________________ (include name and address of the transferee) ________________ (include number) Warrants exercisable for common shares of Canopy Growth Corporation (the “Company”) registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints __________________________________________ the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless the Warrants are registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this                     day of                                , 20        .

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

The signature on this Transfer Form must correspond in every particular with the name shown on the face of the Warrant Certificate without alteration or any change whatsoever or this Subscription Form must be signed by a duly authorized signing officer of the Holder. If this Subscription Form is signed by a duly authorized signing officer of the Holder, the Warrant Certificate must be accompanied by evidence of authority to sign.

The endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, or a member of a recognized Securities Transfer Agents Medallion Program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “Signature Guarantee”, or “Signature Medallion Guaranteed” or in accordance with industry standards.

If any Warrants represented by this certificate are not being transferred, a new Warrant Certificate will be issued and delivered to the Holder.